                                                                  Exhibit (d)(2)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                          INVESTMENT ADVISORY AGREEMENT
           (SEPTEMBER 1, 2000, AS AMENDED AND RESTATED APRIL 30, 2001)

                                     BETWEEN

                           ING VARIABLE PRODUCTS TRUST

                   (FORMERLY PILGRIM VARIABLE PRODUCTS TRUST)

                                       AND

                              ING INVESTMENTS, LLC

                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC,
                       FORMERLY PILGRIM INVESTMENTS, INC.)



                                            ANNUAL INVESTMENT
                                              MANAGEMENT FEE                            LAST CONTINUED/
                                       (as a percentage of average                      ---------------
FUND                                            daily net assets)                      APPROVED BY BOARD       REAPPROVAL DATE
----                                                                                   -----------------       ---------------
ING VP Growth + Value Portfolio   0.75% of the first $250 million of assets              July 11, 2002        September 1, 2003
                                  0.70% of the next $250 million of assets
                                  0.65% of the next $250 million of assets
                                  0.60% of the next $250 million of assets
                                  0.55% of the assets in excess of $1 billion

ING VP High Yield Bond            0.75% of the first $250 million of assets              July 11, 2002        September 1, 2003
Portfolio                         0.70% of the next $250 million of assets
                                  0.65% of the next $250 million of assets
                                  0.60% of the next $250 million of assets
                                  0.55% of the assets in excess of $1 billion

ING VP Research Enhanced Index    0.75% of the first $250 million of assets              July 11, 2002        September 1, 2003
Portfolio                         0.70% of the next $250 million of assets
                                  0.65% of the next $250 million of assets
                                  0.60% of the next $250 million of assets
                                  0.55% of the assets in excess of $1 billion

ING VP SmallCap Opportunities     0.75% of the first $250 million of assets              July 11, 2002        September 1, 2003
Portfolio                         0.70% of the next $250 million of assets
                                  0.65% of the next $250 million of assets
                                  0.60% of the next $250 million of assets
                                  0.55% of the assets in excess of $1 billion

ING VP Convertible Portfolio                          0.75%                              July 11, 2002        September 1, 2003

                                            ANNUAL INVESTMENT
                                              MANAGEMENT FEE                            LAST CONTINUED/
                                       (as a percentage of average                      ---------------
FUND                                            daily net assets)                      APPROVED BY BOARD       REAPPROVAL DATE
----                                                                                   -----------------       ---------------
ING VP Growth Opportunities                           0.75%                              July 11, 2002        September 1, 2003
Portfolio
ING VP International Value                            1.00%                              July 11, 2002        September 1, 2003
Portfolio
ING VP Large Company Value                            0.75%                              July 11, 2002        September 1, 2003
Portfolio
ING VP LargeCap Growth                                0.75%                              July 11, 2002        September 1, 2003
Portfolio
ING VP MagnaCap Portfolio                             0.75%                              July 11, 2002        September 1, 2003
ING VP MidCap Opportunities                           0.75%                              July 11, 2002        September 1, 2003
Portfolio
ING VP Emerging Countries                             1.10%                              July 11, 2002        September 1, 2003
Portfolio
ING VP International Portfolio                        1.00%                              July 11, 2002        September 1, 2003
ING VP Financial Services                             0.75%                              July 11, 2002        September 1, 2003
Portfolio
ING VP International SmallCap                         1.00%                              July 11, 2002        September 1, 2003
Growth Portfolio


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